AMENDMENT NO. 27 TO
PARTICIPATION AGREEMENT AMONG
AEGON/TRANSAMERICA SERIES FUND, INC.,
TRANSAMERICA LIFE INSURANCE COMPANY,
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,
PEOPLES BENEFIT LIFE INSURANCE COMPANY,
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

Amendment No. 27 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc.,
(the "Fund"), Transamerica Life Insurance Company ("Transamerica"), Transamerica Financial Life Insurance
Company ("TFLIC"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life
Insurance Company ("TOLIC"), and Transamerica Life Insurance and Annuity Company ("T ALIAC") dated
July 1, 1992, as amended ("Participation Agreement").

WHEREAS, the Fund's Board of Directors approved resolutions for the following name change to go into effect September 15, 2003: Great Companies- Global 2 to Templeton Great Companies Global; and

NOW, THEREFORE, IT IS HEREBY AGREED that Schedule A to this Agreement will be amended to reflect the name change of the Great Companies- Global 2 portfolio.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of September 1, 2003.

TRANSAMERICA LIFE INSURANCE                                                                        AEGON/TRANSAMERICA SERIES
COMPANY                                                                                                                      FUND, INC.
By its authorized officer                                                                                                  By its authorized officer

By: /s/Larry N. Norman                                                                                                  By:/s/John K. Carter
Larry N. Norman                                                                                                            John K. Carter
Title: President                                                                                                              Title: Vice President, Secretary
        And General Counsel

TRANSAMERICA FINANCIAL                                                                                 PEOPLES BENEFIT LIFE INSURANCE
LIFE SURANCE COMPANY                                                                                        COMPANY
By its authorized officer                                                                                                 By its authorized officer

By: /s/Larry N. Norman                                                                                                  By: /s/Larry N. Norman
Larry N. Norman                                                                                                             Larry N. Norman
Title: Vice President                                                                                                        Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE                                                                       TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                                                                                                AND ANNUITY COMPANY
By its authorized officer                                                                                                  By its authorized officer

By: /s/Priscilla I. Hechler                                                                                                  By: /s/Priscilla I. Hechler
Priscilla I. Hechler                                                                                                             Priscilla I. Hechler
Title: Assistant Vice President and                                                                                 Title: Assistant Vice President and
Assistant Secretary                                                                                                          Assistant Secretary

AMENDED SCHEDULE A
Effective September 1, 2003
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Accounts:                Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
Transamerica Financial Life Insurance Company Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
TFLIC Series Life Account
TFLIC Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf
of its Separate Account V A-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TAPPVUL 1
Separate Account K
Separate Account H
Separate Account G
Separate Account V A-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One

Policies:                                  Transamerica Landmark Variable Annuity
Transamerica Landmark NY Variable Annuity
Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
TFLIC & Peoples- Advisor's Edge Variable Annuity
Peoples- Advisor's Edge Select Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
TFLIC Freedom Elite Builder
TFLIC Premier Variable Annuity

AMENDED SCHEDULE A (continued)
Policies (continued):

Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulator VUL cv
TFLIC Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder - BAI Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor's Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Flexible Premium Variable Annuity- A
Portfolio Select Variable Annuity

Portfolios:                        AEGON/Transamerica Series Fund, Inc.- Each Portfolio has an Initial Class of Shares and
a Service Class of Shares
AEGON Bond
Alger Aggressive Growth
Asset Allocation - Conservation Portfolio
Asset Allocation- Moderate Portfolio
Asset Allocation- Moderate Growth Portfolio
Asset Allocation- Growth Portfolio
American Century International
American Century Income & Growth
BlackRock Large Cap Value
BlackRock Mid Cap Growth
BlackRock Global Science & Technology Opportunities
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Real Estate Securities
Dreyfus Mid Cap
Dreyfus Small Cap Value
Federated Growth & Income
GE U.S. Equity
Great Companies - America sm
Great Companies- Technology sm
J.P. Morgan Enhanced Index
Janus Balanced
Janus Global
Janus Growth
Jennison Growth
LKCM Strategic Total Return
Marsico Growth
MFS High Yield
Munder Net50
PBHGINWQ Value Select

AMENDED SCHEDULE A (continued)

Portfolios:                        AEGON/Transamerica Series Fund, Inc. (continued)
PBHG Mid Cap Growth
PIMCO Total Return
Protected Principal Stock
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
Templeton Great Companies Global
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third A venue Value
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Emerging Growth